                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated October 10, 2000, on the August 31, 2000 financial statements of SEI Tax Exempt Trust and to all references to our Firm included in or made part of this Post-Effective Amendment No. 47 to the Registration Statement File No. 33-76990.

                                                   /s/ Arthur Andersen LLP
                                                   Arthur Andersen LLP


Philadelphia, Pennsylvania
December 27, 2000